Exhibit  4.4


                   FORM OF MANAGEMENT STOCKHOLDER'S AGREEMENT
                   ------------------------------------------


     This  Management Stockholder's Agreement (this "Agreement") is entered into
                                                     ---------
as of the date set forth on the signature page hereof between BORDEN CHEMICAL, INC., a New Jersey corporation (the "Company"), and the individual whose name
                                        -------
and  address appears on the signature page hereof (the "Purchaser" and, together
                                                        ---------
with  the  Company,  the  "Parties").
                           -------


                                    RECITALS
                                    --------

     This  Agreement  is  one  of  several  agreements  ("Other  Purchasers'
                                                          ------------------
Agreements") which have been, or which in the future will be, entered into between the Company and other individuals who are or will be key employees of the Company or one of its subsidiaries (collectively, the "Other Purchasers").
                                                             ----------------

     The Company has agreed to sell to the Purchaser the number of shares of common stock, par value $.01 per share (the "Common Stock"), of the Company set
                                              ------------
forth on the signature page hereof (the "Purchase Stock") at a purchase price of
                                         --------------
$_____ per share (the "Purchase Price").  In addition, the Company will grant to
                       --------------
the  Purchaser  an  option or options to purchase Common Stock ("Options") at an
                                                                 -------
exercise  price  of  $_____  per  share  pursuant to the terms of the 1996 Stock
Purchase and Option Plan for Key Employees of Borden Chemical, Inc. and Subsidiaries, as amended (the "Option Plan") and the Non-Qualified Stock Option
                                -----------
Agreement,  the  form  of  which  is  attached  hereto  as  Exhibit  A.

                                    AGREEMENT
                                    ---------

     To implement the foregoing and in consideration of the mutual agreements contained herein, the Parties agree as follows:

                1.  Purchase of Stock; Issuance of Options.  (a) On or prior
                    --------------------------------------
to the purchase date (or such later date to which the Company and the Purchaser agree in writing), (i) the Company will deliver the Purchase Stock and the Purchaser shall pay the Company the Purchase Price for each share delivered; and (ii) the Company will grant the Options described above to the Purchaser in accordance with, and subject to the terms and conditions contained in, the Option Plan and the Non-Qualified Stock Option Agreement.

               (b) The Parties shall execute and deliver to each other copies of the Non-Qualified Stock Option Agreement concurrently with the issuance of the Options.

                2.  Purchaser's  Representations,  Warranties  and Agreements.
                    ----------------------------------------------------------
(a) The Purchaser hereby represents and warrants that he is acquiring the Purchase Stock and, at the time of exercise or other acquisition, all other Stock (as defined in Section 8) for investment for his own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. The Purchaser agrees and acknowledges that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of the Stock unless such transfer, sale, assignment, pledge, hypothecation or other disposition complies with Section 3 of this Agreement and (i) the transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to an effective registration statement under the Securities Act of 1933, as amended, or the rules and regulations in effect thereunder (the "Act"), and any applicable state securities law or (ii) counsel
                  ---
for the Purchaser (which counsel shall be acceptable to the Company) shall have furnished the Company with an opinion, satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and any applicable state securities law. Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act, applicable state securities law and this Agreement and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to Section 4, 5 or 6 hereof, (y) a transfer upon the death of the Purchaser to his executors, administrators, testamentary trustees, legatees or beneficiaries (the "Purchaser's Estate") or a transfer to the executors, administrators,
 ---------------------
testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement, provided that it
                                                                --------
is expressly understood that any such transferee shall be bound by the provisions of this Agreement and (z) a transfer made after the Vesting Reference Date (as defined below) in compliance with the federal and state securities laws to a trust, custodianship or limited partnership the beneficiaries or limited partners of which may include only the Purchaser, his spouse or his lineal descendants (a "Purchaser's Trust") or a transfer made after the third
                  ------------------
anniversary of the Vesting Reference Date to such a trust by a person who has become a holder of Stock in accordance with the terms of this Agreement, provided that such transfer is made expressly subject to this Agreement and that
--------
the transferee agrees in writing to be bound by the terms and conditions hereof.

          For purposes of this Agreement, the term "Vesting Reference Date" shall mean the date so identified and set forth on the signature page hereof.

               (b) The certificate (or certificates) representing the Stock shall bear the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE MANAGEMENT STOCKHOLDER'S AGREEMENT BETWEEN BORDEN CHEMICAL, INC. ("THE COMPANY") AND THE PURCHASER NAMED ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).

               (c) The Purchaser acknowledges that he has been advised that (i) the Purchase Stock has been registered on a Form S-8 under the Act , (ii) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock and (iii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restriction on transfer and, if the Company should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent with respect to the Stock. If the Purchaser is an Affiliate, the Purchaser also acknowledges that (i) the Stock must be held indefinitely and the Purchaser must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Act , or an exemption from such registration is available,
(ii) it is not anticipated that there will be any public market for the Stock,
(iii) when and if shares of the Stock may be disposed of without registration in reliance on Rule 144 or the rules and regulations promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of such Rule, (iv) if the Rule 144 exemption is not available, public sale without registration will require compliance with Regulation A or some other exemption under the Act.
               (d) If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Purchaser shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the Securities and Exchange Commission.

               (e) The Purchaser agrees that, if any shares of the capital stock of the Company are offered to the public pursuant to an effective registration statement under the Act and applicable state securities law (other than registration of securities issued under an employee plan), the Purchaser will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement within 7 days prior to, or within 180 days after, the effective date of such registration statement (or, if later, the date of the public offering pursuant to such registration statement), unless otherwise agreed to in writing by the Company; provided that, if any such offering of shares of the capital stock of the Company is pursuant to a public offering through an underwriter or underwriters, then the period of 180 days referred to above shall be such longer or shorter period as the underwriters shall require in the underwriting agreement for such offering with respect to public sales or distributions of shares of the Stock by the Company.

               (f) The Purchaser represents and warrants that (i) he has received and reviewed the documents comprising the Prospectus (the "Prospectus") relating to the Company and the Purchase Stock and the documents referred to therein, certain of which documents set forth the rights, preferences and restrictions relating to the Purchase Stock, and (ii) he has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such documents, the Company and the business and prospects of the Company which he deems necessary to evaluate the merits and risks related to his investment in the Stock and to verify the information contained in the Prospectus, and the information received as indicated in this
Section 2(f)(ii), and he has relied solely on such information.

               (g) The Purchaser further represents and warrants that (i) his financial condition is such that he can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies, (ii) he can afford to suffer a complete loss of his investment in the Stock, (iii) he understands and has taken cognizance of all risk factors related to the purchase of the Stock, including those set forth in the Prospectus referred to above, and (iv) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his purchase of the Purchase Stock as contemplated by this Agreement.

           3.  Restriction  on  Transfer.  (a) Except for transfers permitted by
               -------------------------
clauses (x), (y) and (z) of Section 2(a) or a sale of shares of Stock pursuant to an effective registration statement under the Act and applicable state securities law filed by the Company (as described herein but excluding the Form S-8 filed in connection with this agreement) or pursuant to the Sale Participation Agreement (as defined below), the Purchaser agrees that he will not transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of the Stock at any time prior to the fifth anniversary of the Vesting Reference Date. No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void and of no effect.

           4.  Right  of First Refusal.  At any time after the fifth anniversary
               -----------------------
of the Vesting Reference Date, if the Purchaser receives an Offer (as defined below) which the Purchaser wishes to accept, then the Purchaser shall cause the Offer to be reduced to writing and shall notify the Company in writing of his wish to accept the Offer. The Purchaser's notice shall contain an irrevocable offer to sell such shares of Stock to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Offer, and shall be accompanied by a true copy of the Offer (which shall identify the third party who has made the Offer (the "Offeror") or other proposed method of disposition). At any time within 30 days
 --------
after the date of the receipt by the Company of the Purchaser's notice, the Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Offer either (i) at the same price and on the same terms and conditions as the Offer or (ii) if the Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by a duly authorized compensation committee of, or representing, the Company's Board of Directors (the "Compensation Committee"), by delivering a certified bank check
                 ------------------------
or checks in the appropriate amount to the Purchaser at the principal office of the Company against delivery of certificates or other instruments representing the shares of the Stock so purchased, appropriately endorsed by the Purchaser. If at the end of such 30 day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Purchaser may during the succeeding 60 day period sell not less than all of the shares of Stock covered by the Offer to the Offeror or in the manner of disposition identified at the time the Offer is delivered to the Company, as the case may be, at a price and on terms no less favorable to the Purchaser than those contained in the Offer. Promptly after such sale, the Purchaser shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company. If, at the end of 60 days following the expiration of the 30 day period for the Company to purchase the Stock, the Purchaser has not completed the sale of such shares of the Stock as aforesaid, all the restrictions on sale, transfer or assignment contained in this Agreement shall again be in effect with respect to such shares of the Stock.

     For  purposes  of  this  Agreement, "Offer" shall mean a bona fide offer to
                                          -----
purchase any or all of the Purchaser's shares of Stock received by the Purchaser from an Offeror, and shall include, without limitation, any proposed sale of shares of Stock by the Purchaser pursuant to a registration statement under the Act and any applicable state securities law or under an available exemption from registration under the Act, including Rule 144 under the Act if it is then available, and any applicable state securities law; provided, that the term
                                                         --------
Offer shall not include any proposed sale of shares pursuant to said Rule 144 (subject to such rule being available) after a Public Offering has occurred.

           5.  Purchaser's  Resale  of  Stock  and Options to the Company Upon a
             -------------------------------------------------------------------
Special  Treatment  Event.  (a)  Except as otherwise provided herein, if (i) (A)
--------------------------
the Purchaser is still in the employ of the Company or any subsidiary of the Company and (B) the Purchaser either dies or becomes permanently disabled or
(ii) the Purchaser retires from the Company or any of its subsidiaries at age 65 or over (or such other age as may be approved by the Compensation Committee)
after  having  been  employed  by  the Company or any of its subsidiaries for at least three years after the Vesting Reference Date (any event referred to in clause (i) or clause (ii) being referred to herein as a "Special Treatment
                                                              ------------------
Event"),  then  the Purchaser, the Purchaser's Estate or a Purchaser's Trust, as
------
the case may be, shall have the right, for twelve months following the date of the occurrence of such Special Treatment Event, to (x) sell to the Company, and the Company shall be required to purchase, on one occasion, all or any portion of the shares of Stock then held by the Purchaser, the Purchaser's Estate and/or the Purchaser's Trust, as the case may be, at the Special Treatment Repurchase Price, as determined in accordance with Section 7, and (y) require the Company to pay to the Purchaser, the Purchaser's Estate or the Purchaser's Trust, as the case may be, an additional amount equal to the Option Excess Price, determined on the basis of the Special Treatment Repurchase Price as provided in Section 8, with respect to the termination of outstanding Options held by the Purchaser. No fewer than 10 business days prior to the last day of the twelve month period following the occurrence of a Special Treatment Event, the Purchaser, the Purchaser's Estate and/or the Purchaser's Trust, as the case may be, shall send written notice to the Company of its intention to sell shares of Stock and to terminate such Options in exchange for the payment referred to in the preceding sentence (the "Redemption Notice").
                --------------------

     For purposes of this Agreement, the Purchaser shall be deemed to have a "permanent disability" if the Purchaser is unable to engage in the activities
----------------------
required by the Purchaser's job by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

          The completion of the purchase provided for in Section 5(a) shall take place at the principal office of the Company on the tenth business day after the giving of the Redemption Notice. The Special Treatment Repurchase Price and any payment with respect to the Options as described above shall be paid by delivery to the Purchaser, the Purchaser's Estate or the Purchaser's Trust, as the case may be, of a certified bank check or checks in the appropriate amount payable to the order of the Purchaser, the Purchaser's Estate or the Purchaser's Trust, as the case may be, against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated appropriately endorsed or executed by the Purchaser, the Purchaser's Estate or the Purchaser's Trust, or his or its duly authorized representative.

               (b) Notwithstanding anything in Section 5(a) or 5(b) to the contrary and subject to Section 11, (i) if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or such repurchase would result in a default or an event of default on the part of the Company or any subsidiary of the Company under any such agreement or (ii) if a repurchase would not be permitted under Section 14A:7-14.1 of the Business Corporation Act of the State of New Jersey or would otherwise violate the Business Corporation Act of the State of New Jersey (each such occurrence referred to in clause (i) or (ii) above being an "Event"), then the Company shall not be obligated to repurchase
                  -----
any of the Stock or the Options from the Purchaser, the Purchaser's Estate or the Purchaser's Trust, as the case may be, until the first business day which is 10 calendar days after all of the foregoing Events have ceased to exist (the "Repurchase Eligibility Date"); provided, however, that (A) the number of shares
----------------------------    --------  -------
of Stock subject to repurchase under this Section 5(c) shall be that number of shares of Stock, and (B) the number of Exercisable Option Shares (as defined in
Section 8) for purposes of calculating the Option Excess Price payable under this Section 5(c) shall be that number of Exercisable Option Shares, held by the Purchaser, the Purchaser's Estate or a Purchaser's Trust, as the case may be, at the time of delivery of a Redemption Notice in accordance with Section 5(a) hereof; provided, further, that the Repurchase Calculation Date shall be
         --------   -------
determined in accordance with Section 7 as of the Repurchase Eligibility Date (unless the Special Treatment Repurchase Price would be greater if the Repurchase Calculation Date had been determined as if no Event had occurred, in which case, solely for purposes of this proviso, the Repurchase Calculation Date shall be determined as if no Event had occurred). All Options exercisable as of the date of a Redemption Notice shall continue to be exercisable until the repurchase pursuant to such Redemption Notice.

               (c) Notwithstanding any other provision of this Section 5 to the contrary and subject to Section 11, the Purchaser, the Purchaser's Estate or the Purchaser's Trust, as the case may be, shall have the right to withdraw any Redemption Notice which has been pending for 60 or more days and which has remained unsatisfied because of the provisions of Section 5(c).

           6.  The Company's Right to Repurchase Stock and Options of Purchaser.
               -----------------------------------------------------------------
(a) If, on or prior to the fifth anniversary of the Vesting Reference Date, (i) the Purchaser's active employment with the Company (and/or, if applicable, its subsidiaries) is voluntarily or involuntarily terminated for any reason whatsoever, with or without Cause (as defined in Section 7), (ii) the beneficiaries of a Purchaser's Trust shall include any person or entity other than the Purchaser, his spouse or his lineal descendants, or (iii) the Purchaser shall effect a transfer of any of the Stock other than as permitted in this Agreement (any of the foregoing, a "Call Event"), then the Company shall have the right to purchase all, but not less than all, of the shares of the Stock then held by the Purchaser or a Purchaser's Trust at the Ordinary Repurchase Price, as determined in accordance with Section 7; provided, however, that if the termination of employment results from a Special Treatment Event, then, notwithstanding the foregoing, the Company shall have the right to purchase all, but not less than all, of the shares of the Stock then held by the Purchaser or a Purchaser's Trust but the Repurchase Price (as defined in Section 7) shall be the Special Treatment Repurchase Price. The Company may give notice in writing to the Purchaser of the exercise of such election ("Call Notice") at any time.
In the event that the Company exercises its right to repurchase shares of the Stock pursuant to this Section 6 and the Purchaser's employment has not been terminated by the Company for Cause (as defined in the Non-Qualified Stock Option Agreement) or by the Purchaser without Good Reason (as defined in the Non-Qualified Stock Option Agreement), then the Company shall also pay the Purchaser an amount equal to the Option Excess Price determined on the basis of the Ordinary Repurchase Price or the Special Treatment Repurchase Price, as the case may be, as provided in Section 8, with respect to the termination of outstanding Options held by the Purchaser.

               (b) The completion of any purchase pursuant to Section 6(a) shall take place at the principal office of the Company on the tenth business day after the giving of the Call Notice. The Ordinary Repurchase Price or the Special Treatment Repurchase Price, as the case may be, and any payment with respect to the Options as described above shall be paid by delivery to the Purchaser of a certified bank check or checks in the appropriate amount payable to the order of the Purchaser against delivery of certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the Purchaser or the Purchaser's Trust, or his or its authorized representative.

               (c) Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 11, if there exists and is continuing any Event, then the Company shall delay the repurchase of any of the Stock or the Options (pursuant to a Call Notice timely given in accordance with Section 6(a) hereof) from the Purchaser, the Purchaser's Estate or the Purchaser's Trust, as the case may be, until the Repurchase Eligibility Date; provided, however, that (i) the
                                                 --------  -------
number of shares of Stock subject to repurchase under this Section 6(c) shall be that number of shares of Stock, and (ii) the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 6(c) shall be that number of Exercisable Option Shares, held by the Purchaser, the Purchaser's Estate or a Purchaser's Trust, as the case may be, at the time of delivery of a Call Notice in accordance with Section 6(a) hereof; provided,
                                                                       --------
further,  that the Repurchase Calculation Date shall be determined in accordance
 ------
with Section 7 based on the Repurchase Eligibility Date (unless the applicable Repurchase Price would be greater if the Repurchase Calculation Date had been determined as if no Event had occurred, in which case, solely for purposes of this proviso, the Repurchase Calculation Date shall be determined as if no Event had occurred), and provided, further, that if the Repurchase Eligibility Date
                      --------  -------
has not occurred within 10 months of the date of the Call Notice, then the Call Notice shall expire. All Options exercisable as of the date of a Call Notice shall continue to be exercisable until the repurchase pursuant to such Call Notice.

          7.  Determination  of  Repurchase  Price.  (a)  The  Special Treatment
              ------------------------------------
Repurchase Price and the Ordinary Repurchase Price are hereinafter collectively referred to as the "Repurchase Price." The Repurchase Price shall be calculated
                    ----------------
on the basis of the unaudited financial statements of the Company or the Market Price Per Share (as defined below) as of the last day of the month preceding the later of (i) the month in which the event giving rise to the repurchase occurs and (ii) the month in which the Repurchase Eligibility Date occurs (hereinafter called the "Repurchase Calculation Date"). The event giving rise to the
              -----------------------------
repurchase shall be the death, permanent disability, retirement or termination of employment, as the case may be, of the Purchaser, and not the giving of any notice required pursuant to Section 5 or 6.

                    (b)(i)Prior to a Public Offering (as defined below), the Special Treatment Repurchase Price shall be a per share Repurchase Price equal to $_____ (the "Original Per Share Price") plus the amount, if any, by which the
                ------------------------   ----
Modified Book Value Per Share (as defined in Section 7(d)) as of the Repurchase Calculation Date exceeds the Original Per Share Price, minus the aggregate
                                                             -----
dollar amount of any common dividends paid from and after the Vesting Reference Date.

                    (b)(ii) After a Public Offering, the Special Treatment Repurchase Price shall be a per share Repurchase Price equal to the Original Per Share Price plus the amount, if any, by which the Market Price Per Share as of the Repurchase Calculation Date exceeds the Original Per Share Price.

                    (c)(i) Prior to a Public Offering, the Ordinary Repurchase Price shall be a per share Repurchase Price equal to the lesser of:
          (A)  the  Modified  Book  Value  Per Share, minus the aggregate dollar
                                                      -----
amount  of  any common dividends paid from and after the Vesting Reference Date;
and

          (B)  (the Original Per Share Price plus (x) the Percentage (as defined
                                             ----
below) multiplied by (y) the amount, if any, by which the Modified Book Value Per Share as of the Repurchase Calculation Date exceeds the Original Per Share Price), minus the aggregate dollar amount of any common dividends paid from and
         -----
after  the  Vesting  Reference  Date.
                    (c)(ii) After a Public Offering, the Ordinary Repurchase Price shall be a per share Repurchase Price equal to the lesser of:

          (A)  the  Market  Price  Per  Share;  and

          (B)  the  Original  Per  Share  Price plus (x) the Percentage
                                                ----
multiplied  by (y) the amount, if any, by which the Market Price Per
Share  as  of  the  Repurchase  Calculation  Date exceeds the Original Per Share
Price.

           The  "Percentage"  shall  be  determined  as  follows:
                 ----------

Repurchase Calculation Date                                    Percentage
---------------------------                                    ----------

After  the first anniversary of the Vesting Reference
     Date through and including the  second  anniversary
     of  the  Vesting  Reference  Date                            20%

After the second anniversary of the Vesting Reference
     Date through and including the third anniversary of
     the Vesting Reference Date                                   40%

After  the third anniversary of the Vesting Reference
     Date through and including the fourth anniversary
     of the Vesting Reference Date                                60%

After the fourth anniversary of the Vesting Reference
     Date through and including the fifth anniversary of
     the Vesting Reference Date                                   80%

After the fifth anniversary of the Vesting Reference Date         100%

               (d)  For  purposes  of  this  Agreement, "Modified Book Value Per
                                                         -----------------------
Share"  shall  be  the  quotient  of:
-----

             (i)  an  amount equal to (A) $[          ] million plus
                                                                ----
(B) the aggregate net income of the Company attributable to the Common Stock from and after the Vesting Reference Date (as decreased by any net losses from and after the Vesting Reference Date) plus (C) the aggregate dollar amount
                                            ----
contributed to the Company as common equity, in exchange for shares of Common Stock of the Company, after the Vesting Reference Date, minus (D) the aggregate
                                                         -----
dollar amount of any stock repurchases made by the Company on the Common Stock after the Vesting Reference Date, divided by
              (ii) the sum of the number of shares of Common Stock then outstanding;

provided  that, if any outstanding stock options, other rights to acquire Common
--------
Stock, or securities convertible into shares of Common Stock are in-the-money (collectively, the "In-the-Money Options"), then, sequentially beginning with
                      ---------------------
the In-the-Money Options with the lowest per share exercise price and until either (A) all In-the-Money Options have been included in such adjustment of such quotient or (B) there are no In-the-Money Options with a per share exercise price less than the quotient as adjusted that have not been included in such adjustment of such quotient, the numerator of such quotient shall be increased by the aggregate exercise prices of such In-the-Money Options and the denominator of such quotient shall be increased by the number of shares of Common Stock issuable upon the exercise of such In-the-Money Options. The calculations set forth in clauses (i)(B), (i)(C) and (i)(D) of the immediately preceding sentence shall be determined in accordance with generally accepted accounting principles applied on a basis consistent with any prior periods as reflected in the consolidated financial statements of the Company, without giving effect to any adjustments required or permitted by Accounting Principles Board Opinion Nos. 16 and 17 with respect to assets acquired or liabilities assumed in the acquisition of the Company (except that the determination of gains or losses on sales of assets and on foreign currency translations shall be computed in accordance with Accounting Principles Board Opinion Nos. 16 and 17).

          (e)  For  purposes of this Agreement, "Public Offering" shall mean the
                                                 ---------------
sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the Securities and Exchange Commission (other than a registration statement  on  Form  S-8  or  any other similar form) which results in an active trading  market  in  the  Common  Stock.  A "Qualified Public Offering" shall be
                                             -------------------------
deemed to have occurred if there has been a Public Offering and there exists an active trading market in 19% or more of the Common Stock.

          (f)  For  purposes  of  this Agreement, "Market Price Per Share" shall
                                                   ----------------------
mean the price per share equal to the average of the last sale price of the Common Stock on the Repurchase Calculation Date on each exchange on which the Common Stock may at the time be listed or, if there shall have been no sales on any of such exchanges on the Repurchase Calculation Date, the average of the closing bid and asked prices on each such exchange at the end of the Repurchase Calculation Date or if there is no such bid and asked price on the Repurchase
Calculation Date on the next preceding date when such bid and asked price occurred or, if the Common Stock shall not be so listed, the average of the closing sales prices as reported by Nasdaq at the end of the Repurchase Calculation Date in the over-the-counter market. If the Common Stock is not so listed or reported by Nasdaq, then the Market Price Per Share shall be the Modified Book Value Per Share.

          (g) For purposes of this Agreement "Cause" shall mean (i) the Purchaser's willful and continued failure to perform the Purchaser's duties with respect to the Company and its subsidiaries which continues beyond ten days after a written demand for substantial performance is delivered to the Purchaser by the Company or (ii) misconduct by the Purchaser involving (x) dishonesty or breach of trust in connection with the Purchaser's employment or (y) conduct which would be a reasonable basis for an indictment of the Purchaser for a felony or for a misdemeanor involving moral turpitude.

          (h) In determining the Repurchase Price, appropriate adjustments shall be made for any future issuances of rights to acquire and securities convertible into Common Stock and any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Common Stock.

     8.  Stock  Issued  to  Purchaser  Upon  Exercise  of  Stock  Options;
         -----------------------------------------------------------------
Termination  of  Options.  (a)  The  Company  may from time to time grant to the
-------------------------
Purchaser, in addition to the Options, options under the Option Plan to purchase shares of Common Stock at the Original Per Share Price or at a different option exercise price. For purposes of this Agreement, "Stock" shall mean and include
                                                   -----
all Purchase Stock, all shares of Common Stock issued to the Purchaser by the Company upon exercise of the Options, all shares of Common Stock issued to the Purchaser by the Company upon exercise of any other stock options held by the Purchaser and any other Common Stock otherwise acquired by the Purchaser at any time when this Agreement is in effect.

          (b) All outstanding Options and other options granted to the Purchaser under the Option Plan or otherwise, whether or not then exercisable, shall terminate automatically (i) upon the payment by the Company to the Purchaser, pursuant to the provisions of Section 5 or 6 of this Agreement, of an amount equal to the Option Excess Price, (ii) upon the repurchase of Stock as provided in Section 5 or 6 of this Agreement if the Option Excess Price is zero or a negative number, or (iii) without payment in the event of a termination of the Purchaser's employment by the Company For Cause or by the Purchaser without Good Reason.

          For  purposes  of this Agreement, "Option Excess Price" shall mean the
                                             -------------------
excess, if any, of the Special Treatment Repurchase Price or the Ordinary Repurchase Price, depending on which Repurchase Price is being used to repurchase the remainder of the Stock, over the Option Price (as defined in the Option Plan) multiplied by the number of Exercisable Option Shares; provided however, that for purposes of calculating an Option Excess Price common dividends paid from and after the Vesting Reference Date shall not reduce the calculation of the Repurchase Price.

          For purposes of this Agreement, "Exercisable Option Shares" shall mean
                                           -------------------------
the shares of Common Stock which, at the time of determination of the Option Excess Price, could be purchased by the Purchaser upon exercise of his outstanding Options or other options.

     9.  The  Representations, Warranties and Agreements of the Company.
         ---------------------------------------------------------------
(a) The Company represents and warrants to the Purchaser that (i) this Agreement has been duly authorized, executed and delivered by the Company and (ii) the Purchase Stock is duly and validly issued, fully paid and nonassessable.

          (b) If the Company shall have engaged in a Public Offering, the Company will file the reports required to be filed by it under the Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules
                                                   ------------
and  regulations  adopted  by  the  Securities  and  Exchange Commission ("SEC")
                                                                           ---
thereunder, to the extent required from time to time to enable the Purchaser to sell shares of Stock without registration under the Act within the limitations of the exemptions provided by (A) Rule 144 or Rule 144A under the Act, as such Rules may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC. Notwithstanding anything contained in this
Section 9(b), the Company may deregister under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder. Nothing in this Section 9(b) shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

     10.  "Piggyback"  Registration  Rights.  (a)  Until the later of
          ---------------------------------
(i) the first occurrence of a Qualified Public Offering and (ii) the fifth anniversary of the Vesting Reference Date, the Purchaser hereby agrees to be bound by all of the terms, conditions and obligations of a Registration Rights Agreement (the "Registration Rights Agreement"), among the Company, BDS Two,
                  -------------------------------
Inc.  and  Borden  Holdings,  Inc. (together, BDS Two, Inc. and Borden Holdings,
Inc. are referred to as the "Parent"), and, in the case of a Qualified Public Offering and subject to the limitations set forth in this Section 10, shall have all of the rights and privileges of the Registration Rights Agreement, in each case as if the Purchaser were an original party (other than the Company) thereto; provided, however, that the Purchaser shall not have any rights to
          --------   -------
request registration under Section 3 of the Registration Rights Agreement; and provided, further, that the Purchaser shall not be bound by any amendments to
 -------   -------
the Registration Rights Agreement unless the Purchaser consents thereto. Notwithstanding anything to the contrary contained in the Registration Rights Agreement, the Purchaser's rights and obligations under the Registration Rights Agreement shall be subject to the limitations and additional obligations set forth in this Section 10. All shares of Stock purchased by the Purchaser pursuant to this Agreement and held by the Purchaser, the Purchaser's Estate or a Purchaser's Trust, including shares purchased upon the exercise of Options, shall be deemed to be Registrable Securities (as defined in the Registration Rights Agreement).

          (b) The Company will promptly notify the Purchaser in writing (a "Notice") of any proposed registration (a "Proposed Registration") in connection with a Qualified Public Offering. If within 15 days of the receipt by the Purchaser of such Notice, the Company receives from the Purchaser, the Purchaser's Estate or the Purchaser's Trust a written request (a "Request") to register shares of Stock held by the Purchaser, the Purchaser's Estate or the Purchaser's Trust (which Request will be irrevocable unless otherwise mutually agreed to in writing by the Purchaser and the Company), shares of Stock will be so registered as provided in this Section 10; provided, however, that for each such registration statement only one Request, which shall be executed by the Purchaser, the Purchaser's Estate or the Purchaser's Trust, as the case may be, may be submitted for all Registrable Securities held by the Purchaser, the Purchaser's Estate and the Purchaser's Trust.

          (c) The maximum number of shares of Stock which will be registered pursuant to a Request will be the lowest of (i) the number of shares of Stock equal to the sum of (x) the product of (A) the number of shares of Common Stock then held by the Purchaser multiplied by (B) the Percentage, plus (y) all shares of Common Stock which the purchaser is then entitled to acquire under an unexercised Option to the extent then exercisable, (ii) the product of (A) the number of shares of Common Stock calculated under clause (i) above, multiplied by (B) the quotient of (x) the number of shares of Stock then proposed to be registered in such Proposed Registration by the Parent, if any, divided by (y) the number of shares of Stock then held by the Parent, including all shares of Stock which the Parent is then entitled to acquire upon conversion, exercise or exchange of a security that is convertible into, or exercisable or exchangeable for, Stock, (iii) the maximum number of shares of Stock which the Company can register in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata with all Other Purchasers as more fully described in Section 10(d)) and (iv) the maximum number of shares which the Purchaser (pro rata based upon the aggregate number of shares of Common Stock the Purchaser and all Other Purchasers have requested be registered) and all Other Purchasers are permitted to register under the Registration Rights Agreement.

          (d) If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Common Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares offered in such Qualified Public Offering as contemplated by the Company, then the Company will include in the Proposed Registration (i) first, 100% of the shares proposed to be sold by the Company and (ii) second, to the extent of the number of shares requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares which the Holders (as defined in the Registration Rights Agreement), including, without limitation, the Purchaser and Other Purchasers, have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares then held by each such Holder (provided that any shares thereby allocated to any such Holder that exceed such Holder's request will be reallocated among the remaining requesting Holders in like manner).

          (e) Upon delivering a Request the Purchaser will, if requested by the Company, execute and deliver a custody agreement and power of attorney in form and substance satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 10 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Purchaser will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Purchaser's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Purchaser's behalf with respect to the matters specified therein.

          (f) If a Proposed Registration involves an underwritten offering and the Parent enters into lockup agreements pursuant to the terms of the underwriting agreement, then the Purchaser, if such Purchaser exercises registration rights pursuant to this Section 10, shall enter into a lockup agreement on substantially similar terms and conditions.

          (g) The Purchaser agrees that he will execute such other agreements as the Company may reasonably request to further evidence the provisions of this
Section  10.

     11.  Pro  Rata  Repurchases.  Notwithstanding  anything  to  the  contrary
          ----------------------
contained in Section 5, 6 or 7, if at any time consummation of all purchases and payments to be made by the Company pursuant to this Agreement and the Other Purchasers' Agreements would result in an Event, then the Company shall make purchases from, and payments to, the Purchaser and Other Purchasers pro rata (on the basis of the proportion of the number of shares of Stock and the number of Options each such Purchaser and all Other Purchasers have elected or are required to sell to the Company) for the maximum number of shares of Stock and shall pay the Option Excess Price for the maximum number of Options permitted without resulting in an Event (the "Maximum Repurchase Amount"). The provisions
                                    -------------------------
of Section 5(c) and 6(c) shall apply in their entirety to payments and repurchases with respect to Options and shares of Stock which may not be made due to the limits imposed by the Maximum Repurchase Amount under this
Section 11. Until all of such Stock and Options are purchased and paid for by the Company, the Purchaser and the Other Purchasers whose Stock and Options are not purchased in accordance with this Section 11 shall have priority, on a pro rata basis, over other purchases of Common Stock and Options by the Company pursuant to this Agreement and Other Purchasers' Agreements.

     12.  Rights to Negotiate Repurchase Price.  Nothing in this Agreement shall
          ------------------------------------
be deemed to restrict or prohibit the Company from purchasing shares of Stock or Options from the Purchaser, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon between the Parties, whether or not at the time of such purchase circumstances exist which specifically grant the Company the right to purchase, or the Purchaser the right to sell, shares of Stock or the Company has the right to pay, or the Purchaser has the right to receive, the Option Excess Price under the terms of this Agreement.

     13.  Covenant  Regarding  83(b)  Election.  Except as the Company may
          -------------------------------------
otherwise agree in writing, the Purchaser hereby covenants and agrees that he will make an election provided pursuant to Treasury Regulation 1.83-2 with respect to the Stock, including, without limitation, the Stock to be acquired pursuant to Section 1 and the Stock to be acquired upon each exercise of the Purchaser's Options; and Purchaser further covenants and agrees that he will furnish the Company with copies of the forms of election the Purchaser files within 30 days after the date hereof, and within 30 days after each exercise of Purchaser's Options and with evidence that each such election has been filed in a timely manner.

     14. Notice of Change of Beneficiary.  Immediately prior to any transfer of
          -------------------------------
Stock to a Purchaser's Trust, the Purchaser shall provide the Company with a copy of the instruments creating the Purchaser's Trust and with the identity of the beneficiaries of the Purchaser's Trust. The Purchaser shall notify the Company immediately prior to any change in the identity of any beneficiary of the Purchaser's Trust.

     15.  Expiration  of  Certain Provisions.  The provisions contained in
          ----------------------------------
Sections 4, 5 and 6 of this Agreement and the portion of any other provision of this Agreement which incorporates the provisions of Sections 4, 5 and 6, shall terminate and be of no further force or effect with respect to any shares of Stock sold by the Purchaser (i) pursuant to an effective registration statement filed by the Company pursuant to Section 10 hereof or (ii) pursuant to the terms of the Sale Participation Agreement of even date herewith, between the Purchaser and the Parent.

          The provisions contained in Section 2(e), 3, 4, 5, 6 and 13 of this Agreement, and the portion of any other provisions of this Agreement which incorporate the provisions of such Sections, shall terminate and be of no further force or effect upon the consummation of a merger, reorganization, business combination or liquidation of the Company, a sale of Common Stock owned by the Parent or other transaction, but only if such merger, reorganization, business combination, liquidation, sale of Common Stock or other transaction results in KKR Associates, a New York limited partnership, Parent or any affiliate of either of them, no longer having the power (i) to elect a majority of the Board of Directors of the Company or such other corporation which succeeds to the Company's rights and obligations pursuant to such merger, reorganization, business combination, liquidation or stock sale, or (ii) if the resulting entity of such merger, reorganization, business combination, liquidation or stock sale is not a corporation, to select the general partner(s) or other persons or entities controlling the operations and business of the resulting entity (a "Change of Control").

     16.  Recapitalizations,  etc.  The provisions of this Agreement shall
          ------------------------
apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of, the Stock or the Options, by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

     17. Purchaser's Employment by the Company.  Nothing contained in this
         --------------------------------------
Agreement or in any other agreement entered into by the Company and the Purchaser contemporaneously with the execution of this Agreement (i) obligates the Company or any subsidiary of the Company to employ the Purchaser in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment, if any, of the Purchaser at any time or for any reason whatsoever, with or without cause, and the Purchaser hereby acknowledges and agrees that, except as may otherwise be specifically set forth in a written agreement or written arrangement with Purchaser, neither the Company nor any other person has made any representations or promises whatsoever to the Purchaser concerning the Purchaser's employment or continued employment by the Company.

     18.  Binding  Effect.  The  provisions  of  this  Agreement  shall be
          ----------------
binding upon and accrue to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns. In the case of a transferee permitted under Section 2(a) hereof, such transferee shall be deemed the Purchaser hereunder; provided, however, that no transferee (including, without limitation, transferees referred to in Section 2(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

     19. Amendment.  This Agreement may be amended only by a written instrument
         ---------
signed by the Parties hereto, except that the Purchaser hereby agrees that the Board of Directors or the Compensation Committee of the Company shall, in its sole discretion, have the power and authority to unilaterally amend or otherwise modify Sections 4 through 7 and other related provisions of this Agreement or empower the proper officers of the Company to do so, in the event and to the extent the Company, after consultation with its accounting advisers, deems it necessary to avoid or minimize adverse accounting consequences relating to the accounting treatment of equity made available pursuant to the Option Plan that could result from such provisions hereof, or related provisions of the Non-Qualified Stock Option Agreement, under U.S. generally accepted accounting principles, as interpreted by the Financial Accounting Standards Board. For purposes of Section 10 of the Option Plan or any successor provision, any amendment adopted in accordance with the immediately preceding sentence shall be deemed a modification that is provided for or contemplated in the terms of the Grant (as defined therein).

     20.  Closing.  Except  as  otherwise  provided herein, the closing of each
          -------
purchase and sale of shares of Stock and the payment of the Option Excess Price, if any, pursuant to this Agreement shall take place at the principal office of the Company on the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder or to cause the payment of the Option Excess Price, if any.

     21.  APPLICABLE  LAW;  CONSENT TO JURISDICTION; WAIVERS.  THE LAWS OF
          --------------------------------------------------
THE STATE OF NEW JERSEY SHALL GOVERN THE INTERPRETATION, VALIDITY AND PERFORMANCE OF THE TERMS OF THIS AGREEMENT, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAW. ANY SUIT, ACTION OR PROCEEDING AGAINST THE PURCHASER WITH RESPECT TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT OF ANY THEREOF, MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW JERSEY OR NEW YORK, AS THE COMPANY MAY ELECT IN ITS SOLE DISCRETION, AND THE PURCHASER HEREBY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION, PROCEEDING OR JUDGMENT. BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PURCHASER APPOINTS CORPORATION SERVICES COMPANY, AT ITS OFFICE IN TRENTON, NEW JERSEY OR NEW YORK, NEW YORK, AS THE CASE MAY BE, AS HIS AGENT UPON WHICH PROCESS MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS UPON SUCH AGENT, TOGETHER WITH NOTICE OF SUCH SERVICE GIVEN TO THE PURCHASER IN THE MANNER PROVIDED IN SECTION 24, SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON HIM IN ANY SUIT, ACTION OR PROCEEDING. NOTHING HEREIN SHALL IN ANY WAY BE DEEMED TO LIMIT THE ABILITY OF THE COMPANY TO SERVE ANY SUCH WRITS,
PROCESS OR SUMMONSES IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW OR TO OBTAIN JURISDICTION OVER THE PURCHASER, IN SUCH OTHER JURISDICTIONS AND IN SUCH MANNER, AS MAY BE PERMITTED BY APPLICABLE LAW. THE PURCHASER HEREBY IRREVOCABLY WAIVES ANY OBJECTIONS WHICH HE MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW JERSEY OR NEW YORK, AND HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN ANY INCONVENIENT FORUM. NO SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN ANY COURT, DOMESTIC OR FOREIGN, OR BEFORE ANY SIMILAR DOMESTIC OR FOREIGN AUTHORITY OTHER THAN IN A COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW JERSEY OR NEW YORK, AND THE PURCHASER HEREBY IRREVOCABLY WAIVES ANY RIGHT WHICH HE MAY OTHERWISE HAVE HAD TO BRING SUCH AN ACTION IN ANY OTHER COURT, DOMESTIC OR FOREIGN, OR BEFORE ANY SIMILAR DOMESTIC OR FOREIGN AUTHORITY. THE COMPANY HEREBY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING.

     22.  Assignability  of  Certain  Rights  by the Company.  The Company
          --------------------------------------------------
shall  have  the  right  to  assign  any  or all of its rights or obligations to purchase  shares  of  Stock  pursuant to Sections 4, 5 and 6; provided, however,
                                                              --------  -------
that the Company shall remain obligated to perform its obligations notwithstanding such assignment in the event that such assignee fails to perform the obligations so assigned to it.

     23. Miscellaneous.  In this Agreement (i) all references to "dollars"
         -------------
or "$" are to United States dollars and (ii) the word "or" is not exclusive. If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

     24.  Notices.  All  notices  and  other  communications  provided for
          -------
herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the Party to whom it is directed:

     (a)  If  to  the  Company,  to  it  at  the  following  address:

                              Borden Chemical, Inc.
                              180 East Broad Street
                              Columbus, Ohio 43215
                       Attention: Chief Executive Officer

  with  copies  to:

                          Kohlberg Kravis Roberts & Co.
                               9 West 57th Street
                            New York, New York 10019
                            Attn: John K. Saer, Jr.

                                      -and-




                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                            New York, New York 10017
                          Attn: David J. Sorkin, Esq.

     (b) If to the Purchaser, to him at the address set forth below under his signature;

or at such other address as either party shall have specified by notice in writing to the other.

     25.  Covenant  Not  to  Compete;  Confidential  Information.  (a)  In
          ------------------------------------------------------
consideration of the Company entering into this Agreement with the Purchaser, the Purchaser hereby agrees effective as of the Vesting Reference Date, for so long as the Purchaser is employed by the Company or one of its subsidiaries and for a period of one year thereafter (the "Noncompete Period"), that the
                                                  ------------------
Purchaser shall not, directly or indirectly, engage in the production, sale or distribution of any product produced, sold or distributed by the Company or its subsidiaries on the date hereof or during the Noncompete Period anywhere in the world in which the Company or its subsidiaries is doing business other than through the Purchaser's employment with the Company or any of its subsidiaries. At the Company's option, the Noncompete Period may be extended for an additional one year period if (i) within nine months of the termination of the Purchaser's employment, the Company gives the Purchaser notice of such extension and (ii) beginning with the first anniversary of such termination, the Company pays the Purchaser an amount equal to the Purchaser's base salary on the date of the termination of his employment. Such amount shall be paid in installments in a manner consistent with the then current salary payment policies of the Company. For purposes of this Agreement, the phrase "directly or indirectly engage in"
                                               --------------------------------
shall include any direct or indirect ownership or profit participation interest in such enterprise, whether as an owner, stockholder, partner, joint venturer of otherwise, and shall include any direct or indirect participation in such enterprise as a consultant, licensor of technology or otherwise.

          (b) The Purchaser will not disclose or use at any time during the Noncompete Period (as such period may be extended pursuant to Section 25(a)), any Confidential Information (as defined below) of which the Purchaser is or becomes aware, whether or not such information is developed by him, except to the extent that such disclosure or use is directly related to and required by the Purchaser's performance of duties, if any, assigned to the Purchaser by the Company. As used in this Agreement, the term "Confidential Information" means
                                                 ------------------------
information that is not generally known to the public and that is used, developed or obtained by the Company or its subsidiaries in connection with its business, including but not limited to (i) products or services, (ii) fees, costs and pricing structures, (iii) designs, (iv) computer software, including operating systems, applications and program listings, (v) flow charts, manuals and documentation, (vi) data bases, (vii) accounting and business methods,
(viii) inventions, devices, new developments, methods and processes, whether patentable or unpatentable and whether or not reduced to practice, (ix) customers and clients and customer or client lists, (x) other copyrightable works, (xi) all technology and trade secrets, and (xii) all similar and related information in whatever form. Confidential Information will not include any information that has been published in a form generally available to the public prior to the date the Purchaser proposes to disclose or use such information. The Purchaser acknowledges and agrees that all copyrights, works, inventions, innovations, improvements, developments, patents, trademarks and all similar or related information which relate to the actual or anticipated business of the Company and its subsidiaries (including its predecessors) and conceived, developed or made by the Purchaser while employed by the Company or its subsidiaries belong to the Company. The Purchaser will perform all actions reasonably requested by the Company (whether during or after the Noncompete Period) to establish and confirm such ownership at the Company's expense (including, without limitation, assignments, consents, powers of attorney and other instruments).

          (c) Notwithstanding Sections 25(a) and (b) above, if at any time a court holds that the restrictions stated in such Sections are unreasonable or otherwise unenforceable under circumstances then existing, the Parties agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area. Because the Purchaser's services are unique and because the Purchaser has had access to Confidential Information, the Parties agree that money damages will be an inadequate remedy for any breach of this Agreement. In the event a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

          (d) Notwithstanding the foregoing Sections 25(a), (b) and (c), the provisions of any employment agreement in effect on the date hereof between the Company and Purchaser which contains covenants relating to confidentiality and competition shall supersede and replace the provisions of Sections 25(a), (b) and (c) and shall be deemed incorporated by reference in this Agreement in their entirety.

             [The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of _______, 2003.

BORDEN  CHEMICAL,  INC.


By----------------------------
  Name:
  Title:

  ---------------------------
  (Print  name  of  Purchaser)


---------------------------
(Signature  of  Purchaser)

---------------------------

---------------------------

---------------------------
(Address  of  Purchaser)


Number  of  Shares  of  Purchase  Stock:
                                             --------------------

Vesting  Reference  Date:
                                             --------------------

                                  EXHIBIT A


                  FORM OF NON-QUALIFIED STOCK OPTION AGREEMENT
                  --------------------------------------------


     THIS AGREEMENT, dated as of ___________ __, ____, is made by and between BORDEN CHEMICAL, INC., a New Jersey corporation (the "Company"), and the
                                                              -------
undersigned, an employee of the Company or a Subsidiary (as defined below) or Affiliate (as defined below) of the Company (hereinafter referred to as "Optionee").
----------

     WHEREAS, the Company wishes to afford the Optionee the opportunity to purchase shares of common stock, par value $.01 per share ("Common Stock"), of
                                                              ------------
the  Company;

     WHEREAS, the Company wishes to carry out the Plan (as hereinafter defined), the terms of which are hereby incorporated by reference and made a part of this Agreement; and

     WHEREAS, the Committee (as hereinafter defined), appointed to administer the Plan, has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Options (as hereinafter defined) provided for herein to the Optionee as an incentive for increased efforts during his term of office with the Company or its Subsidiaries or Affiliates, and has advised the Company thereof and instructed the undersigned officers to issue said Options.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     Whenever the following terms are used in this Agreement, they shall have the meaning specified in the Plan or below unless the context clearly indicates to the contrary.

Section  1.1    "Affiliate" shall mean, with respect to the Company, any entity
------------     ----------
directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board of Directors of the Company in which the Company or an Affiliate has an interest.

Section 1.2  "Cause" shall mean (i) the Optionee's willful and continued failure
-----------   -----
to perform the Optionee's duties with respect to the Company and its subsidiaries which continues beyond ten days after a written demand for substantial performance is delivered to the Optionee by the Company or (ii) misconduct by the Optionee involving (x) dishonesty or breach of trust in connection with the Optionee's employment or (y) conduct which would be a reasonable basis for an indictment of the Optionee for a felony or for a misdemeanor involving moral turpitude.

Section 1.3  "Change of Control" means (i) a sale of all or substantially all of
-----------   -----------------
the assets of the Company to a Person who is not an Affiliate of Kohlberg Kravis Roberts & Co., L.P. ("KKR"), (ii) a sale by KKR or any of its Affiliates
                          ---
resulting in more than 50% of the voting stock of the Company being held by a Person or Group that does not include KKR or any of its Affiliates or (iii) a merger or consolidation of the Company into another Person which is not an Affiliate of KKR, if and only if any such event in clause (i), (ii) or (iii) above results in the inability of KKR or its Affiliate to elect a majority of the Board of Directors of the Company (or the resulting entity).

Section  1.4   "Committee" shall mean the Compensation Committee of the Company,
------------    ---------
or any other committee duly authorized by the Board of Directors of the Company to administer the Plan and this Agreement.

Section  1.5     "Good Reason" shall mean (i) a reduction in the Optionee's base
------------      -----------
salary, other than a reduction which is part of a general salary reduction program affecting senior executives of the Company, or (ii) a material reduction by the Company of any provision of the Optionee's employment agreement with the Company, if any, including any material reduction in the Optionee's duties and responsibilities.

Section 1.6  "Group" means two or more Persons acting together as a partnership,
-----------   -----
limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of the Company.

Section  1.7 "Management  Stockholder's  Agreement"  shall mean that certain
------------  ------------------------------------
Management Stockholder's Agreement dated concurrently with this agreement, between the Optionee and the Company.

Section  1.8  "Options" shall mean the non-qualified  options to purchase Common
------------   -------
Stock  granted  under  this  Agreement.

Section  1.9   "Permanent  Disability."  The  Optionee shall be deemed to have a
------------    ---------------------
"Permanent Disability" if the Optionee is unable to engage in the activities required by the Optionee's job by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, or if the majority of the Board of Directors of the Company shall, in good faith, determine the Optionee is permanently disabled.

Section  1.10   "Person" means an individual, partnership, corporation, business
-------------    ------
trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

Section 1.11   "Plan" shall mean the 1996 Stock Purchase and Option Plan for Key
------------    ----
Employees  of  the  Company  and  its  Subsidiaries,  as  amended.

Section  1.12  "Pronouns."  The masculine pronoun shall include the feminine and
-------------   --------
neuter,  and  the  singular  the  plural,  where  the  context  so  indicates.

Section  1.13  "Retirement" shall mean retirement at age 65 or over  (or such
-------------  ----------
other age as may be approved by the Board of Directors of the Company) after having been employed by the Company or a Subsidiary for at least three years after the Vesting Reference Date.

Section  1.14     "Sale  Participation  Agreement"  shall mean that certain Sale
-------------      ------------------------------
Participation Agreement dated concurrently with this Agreement, among the Optionee, Borden Holdings, Inc., and BDS Two, Inc.

Section  1.15     "Secretary"  shall  mean  the  Secretary  of  the  Company.
-------------      ---------

Section  1.15    "Subsidiary" shall mean any corporation in an unbroken chain of
-------------     ----------
corporations beginning with the Company if each of the corporations, or group of commonly controlled corporations, other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section  1.17     "Vesting  Reference Date" shall mean the date set forth on the
-------------      -----------------------
signature  page  hereof  as  the  Vesting  Reference  Date.

























                                   ARTICLE II

                                 GRANT OF OPTIONS
                                 ----------------


Section  2.1     Grant  of  Options
------------     ------------------

     For good and valuable consideration, on and as of the date hereof the Company irrevocably grants to the Optionee an option to purchase any part or all of an aggregate of the number of shares of Common Stock set forth with respect to each such Option on the signature page hereof upon the terms and conditions set forth in this Agreement.

Section  2.2   Exercise  Price
------------   ---------------

     The exercise price of the shares of stock covered by the Options shall be the per share price, without commission or other charge, set forth on the signature page hereof as the Exercise Price.



Section  2.3   Consideration  to  the  Company
------------   -------------------------------

     In consideration of the granting of these Options by the Company, the Optionee agrees to render faithful and efficient services to the Company or a Subsidiary or Affiliate, with such duties and responsibilities as the Company shall from time to time prescribe. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or Affiliate or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries or Affiliates, which are hereby expressly reserved, to terminate the employment of the Optionee at any time for any reason whatsoever, with or without Cause.

Section  2.4   Adjustments  in  Options
------------   ------------------------

     Subject to Section 9 of the Plan, in the event that the outstanding shares of Common Stock subject to an Option are, from time to time, changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of a merger, consolidation, recapitalization, reclassification, stock split, stock dividend, combination of shares, or otherwise, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares or other consideration as to which such Option, or portions thereof then unexercised, shall be exercisable. Any such adjustment made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons.


                                   ARTICLE III

                             PERIOD OF EXERCISABILITY
                             ------------------------

Section  3.1   Commencement  of  Exercisability
------------   --------------------------------

     (a) Subject to the Optionee's continued employment with the Company, the Options shall become exercisable as follows:

                                 Percentage  of  Option
Date  Option                     Shares  Granted  as  to  Which
Becomes  Exercisable             Option  is  Exercisable
--------------------              -----------------------

After  the  first  anniversary
  of  the  Vesting  Reference  Date          20%

After  the  second  anniversary
  of  the  Vesting  Reference  Date          40%

After  the  third  anniversary
  of  the  Vesting  Reference  Date          60%

After  the  fourth  anniversary
  of  the  Vesting  Reference  Date          80%

After  the  fifth  anniversary
  of  the  Vesting  Reference  Date          100%


     (b) Notwithstanding the foregoing, each Option shall become immediately exercisable as to 100% of the shares of Common Stock subject to such Options immediately prior to a Change of Control (but only to the extent such Option has not otherwise terminated or become exercisable).

     (c) Notwithstanding the foregoing, no Option shall become exercisable as to any additional shares of Common Stock following the termination of employment of the Optionee for any reason other than a termination of employment because of death, Permanent Disability or Retirement of the Optionee and any Option (other than as provided in the succeeding sentence) which is non-exercisable as of the Optionee's termination of employment shall immediately be cancelled. In the event of a termination of employment because of death, Permanent Disability or Retirement of the Optionee, all Options not otherwise exercisable shall immediately become exercisable as to 100% of the shares of Common Stock subject thereto.

Section  3.2   Expiration  of  Options
------------   -----------------------

     Except as otherwise provided in Section 5 or 6 of the Management Stockholder's Agreement, the Options may not be exercised to any extent by the Optionee after the first to occur of the following events:

     (a) The tenth anniversary of the Vesting Reference Date;  or

     (b) The first anniversary of the date of the Optionee's termination of employment by reason of death, Permanent
Disability  or  Retirement;  or

     (c) The first business day which is fifteen (15) calendar days after the earlier of (i) 75 days after termination of employment of the Optionee for any reason other than for Cause or without Good Reason or (ii)  the delivery of notice by the Company that it does not intend to exercise its call right under Section 6 of the Management Stockholder's Agreement; provided, however, that in any event the Options shall remain exercisable under
--------   -------
this subsection 3.2(c) until at least 45 days after termination of employment of the Optionee for any reason other than for death, Permanent Disability or Retirement (except as described in clause (e) below); or

     (d) The date the Option is terminated pursuant to Section 5, 6 or 8(b) of the Management Stockholder's Agreement;

     (e) The date of an Optionee's termination of employment by the Company for Cause or by the Optionee without Good Reason; or

     (f) If the Committee so determines pursuant to Section 9 of the Plan, the effective date of either the merger or consolidation of the Company into another Person, or the exchange or acquisition by another Person of all or substantially all of the Company's assets or 80% or more of its then outstanding voting stock, or the recapitalization, reclassification, liquidation or dissolution of the Company. At least ten (10) days prior to the effective date of such merger, consolidation, exchange, acquisition, recapitalization, reclassification, liquidation or dissolution, the Committee shall give the Optionee notice of such event if the Option has then neither been fully exercised nor become unexercisable under this Section 3.2.


                                   ARTICLE IV

                                EXERCISE OF OPTION
                                ------------------

Section  4.1   Person  Eligible  to  Exercise
------------   ------------------------------

     Except as otherwise provided in Section 5.2 of this Agreement, during the lifetime of the Optionee, only he may exercise an Option or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when an Option becomes unexercisable under Section 3.2, be exercised by his personal representative or by any person empowered to do so under the Optionee's will or under the then applicable laws of descent and distribution.

Section  4.2   Partial  Exercise
------------   -----------------

     Any exercisable portion of an Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.2; provided, however, that any partial exercise shall be for whole shares of Common
--------  -------
Stock  only.

Section  4.3   Manner  of  Exercise
------------   --------------------

     An Option, or any exercisable portion thereof, may be exercised solely by delivering to the Secretary or his office all of the following prior to the time when the Option or such portion becomes unexercisable under Section 3.2:

     (a) Notice in writing signed by the Optionee or the other person then entitled to exercise the Option or portion thereof, stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Committee;

     (b) Full payment (in cash, by check or by a combination thereof) for the shares with respect to which such Option or portion thereof is exercised;

     (c) A bona fide written representation and agreement, in a form satisfactory to the Committee, signed by the Optionee or other person then entitled to exercise such Option or portion thereof, stating that the shares of stock are being acquired for his own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act of 1933, as amended  (the  "Act"), and then applicable rules and regulations thereunder, and
                ---
that the Optionee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above; provided, however, that the Committee may, in
                                   --------  -------
its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Act and any other federal or state securities laws or regulations;

     (d) Full payment to the Company of all amounts which, under federal, state or local law, it is required to withhold upon exercise of the Option; and

     (e) In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the option.

Without limiting the generality of the foregoing, the Committee may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on exercise of an Option does not violate the Act, and may issue stop-transfer orders covering such shares. Share certificates evidencing stock issued on exercise of this Option shall bear an appropriate legend referring to the provisions of subsection (c) above and the agreements herein. The written representation and agreement referred to in subsection (c) above shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Act, and such registration is then effective in respect of such shares.

Section  4.4   Conditions  to  Issuance  of  Stock  Certificates
------------   -------------------------------------------------

     The shares of stock deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of an Option or portion thereof prior to fulfillment of all of the following conditions:

     (a) The obtaining of approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

     (b) The lapse of such reasonable period of time following the exercise of the Option as the Committee may from time to time establish for reasons of administrative convenience.

     (c) The execution by the Optionee of a Management Stockholder's Agreement and Sale Participation Agreement.


Section  4.5   Rights  as  Stockholder
------------   -----------------------

     The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of the Option or any portion thereof unless and until certificates representing such shares shall have been issued by the Company to such holder.








                                   ARTICLE IV

                                  MISCELLANEOUS
                                  -------------

Section  5.1   Administration
------------   --------------

     The Committee shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon the Optionee, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Options. In its absolute discretion, the Board of Directors may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan and this Agreement.

Section  5.2   Options  Not  Transferable
------------   --------------------------

     Except as provided in the Management Stockholder's Agreement, neither the Options nor any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect. Notwithstanding the foregoing, the following transfers are permitted: (x) transfers upon death by will or by the applicable laws of descent and distribution; and (y) a transfer made after the Vesting Reference Date in compliance with the federal and state securities laws to a trust, custodianship or partnership, the beneficiaries of which may include only the Optionee, his spouse and/or his lineal descendants, provided that any such transfer is made expressly subject to this Agreement and that the transferee agrees in writing to be bound by the terms and conditions hereof.

Section  5.3   Shares  to  Be  Reserved
------------   ------------------------

     The Company shall at all times during the term of the Options reserve and keep available such number of shares of stock as will be sufficient to satisfy the requirements of this Agreement.

Section  5.4   Notices
------------   -------

     Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Optionee shall be addressed to him at the address given beneath his signature hereto. By a notice given pursuant to this Section 5.4, either party may hereafter designate a different address for notices to be given to him. Any notice which is required to be given to the Optionee shall, if the Optionee is then deceased, be given to the Optionee's personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 5.4. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

Section  5.5   Titles
------------   ------

          Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

Section  5.6   Applicability  of  Plan  and  Management  Stockholder's Agreement
------------   -----------------------------------------------------------------

          The Options and the shares of Common Stock issued to the Optionee upon exercise of the Options shall be subject to all of the terms and provisions of the Plan and the Management Stockholder's Agreement, to the extent applicable to the Options and such shares. In the event of any conflict between this Agreement and the Plan, the terms of the Plan shall control. In the event of any conflict between this Agreement or the Plan and the Management Stockholder's Agreement, the terms of the Management Stockholder's Agreement shall control.

Section  5.7   Amendment
------------   ---------

     This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.



Section  5.8   Governing  Law
------------   --------------

     The laws of the State of New Jersey (or, if the Company reincorporates in another state, the laws of that state) shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

Section  5.9   Consent  to  Jurisdiction;  Waivers
------------   -----------------------------------

     The laws of the state of New Jersey shall govern the interpretation, validity and performance of the terms of this Agreement, regardless of the law that might be applied under principles of conflicts of law. Any suit, action or proceeding against the Optionee with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of New Jersey (or, if the Company reincorporates in another state, in that state) or New York, as the Company may elect in its sole discretion, and the Optionee hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. The Optionee hereby irrevocably waives any objections which he may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of New Jersey (or, if the Company reincorporates in another state, in that state) or New York, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum. No suit, action or proceeding against the Company with respect to this Agreement may be brought in any court, domestic or foreign, or before any similar domestic or foreign authority other than in a court of competent jurisdiction in the State of New Jersey (or, if the Company reincorporates in another state, in that state) or New York, and the Optionee hereby irrevocably waives any right which he may otherwise have had to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority. The Company hereby submits to the jurisdiction of such courts for the purpose of any such suit, action or proceeding.

     EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING IN RELATION TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section  5.10   Counterparts
-------------   ------------

     This Agreement may be signed in two or more counterparts, each of which will be deemed an original.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.

                                                     BORDEN  CHEMICAL,  INC.


                                                     By----------------------
                                                     Title:


-------------------------
Optionee:


---------------------------

---------------------------
Address


Optionee's  Taxpayer
Identification  Number:     ------------------------------


Aggregate number of shares of Common Stock for which the Option granted hereunder is exercisable: ------------


Exercise  Price  :  $.---------------


Vesting  Reference  Date:  ---------------